Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed Registration Statements, of our reports dated February 26, 2019, relating to the financial statements and financial statement schedules of Brighthouse Financial, Inc., and the effectiveness of Brighthouse Financial, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Brighthouse Financial, Inc. for the year ended December 31, 2018.

Form S-3:
No. 333-227190

Form S-8:
No. 333-225197

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
February 26, 2019